         STOCKHOLDER TENDER AND VOTING AGREEMENT, dated as of April 16, 2003 (this "Agreement"), among Crane Co., a Delaware corporation ("Parent"), STC Merger Co., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and the stockholder of Signal Technology Corporation, a Delaware corporation (the "Company"), set forth on the signature page of this Agreement ("Stockholder").

         WHEREAS, in order to induce Parent and Purchaser to enter into the Agreement and Plan of Merger dated as of the date hereof with the Company (the "Merger Agreement"), Parent and Purchaser have requested Stockholder, and Stockholder has agreed, to enter into this Agreement;

         WHEREAS, Stockholder, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         NOW, THEREFORE, for valuable consideration and in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Purchaser and Stockholder hereby agree as follows:


                                    ARTICLE I

                        TENDER OR SALE OF SHARES; VOTING
                        --------------------------------

         SECTION 1.01 Tender or Sale of Shares. Promptly following the commencement of the Offer, Stockholder shall tender (or cause the relevant record holder(s) to tender) in the Offer, and, to the extent not inconsistent with applicable Law, not withdraw or cause to be withdrawn (except following termination of the Offer in accordance with its terms), any and all Shares currently beneficially owned (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) and/or owned of record by Stockholder and any additional Shares with respect to which Stockholder becomes the beneficial and/or record owner after the date of this Agreement (collectively, the "Subject Shares"); provided, however, that Stockholder shall not be required for purposes of this Agreement to exercise any unexercised Company Options held by Stockholder and shall have no obligation under this Section 1.01 to tender Stockholder's Subject Shares into the Offer if that tender would cause Stockholder to incur liability under Section 16(b) of the Exchange Act. If the waiver of such right of withdrawal set forth in the preceding sentence is, or is alleged to be, unenforceable and Stockholder withdraws, or attempts to withdraw, the Subject Shares, then at the time of acceptance for payment of Shares pursuant to the Offer, Stockholder shall sell to Purchaser, and Purchaser shall purchase from Stockholder, the Subject Shares for a price per Subject Share equal to the Per Share Amount. Stockholder shall take all actions necessary to cause the conversion of Company Options owned by Stockholder as and when contemplated by
Section 2.04(a) of the Merger Agreement.

         SECTION 1.02 Voting. Stockholder agrees that from the date of this Agreement until the Expiration Date (as hereinafter defined), at any meeting of the stockholders of the Company, however called, or in any written consent in lieu thereof, Stockholder shall, or shall cause the record holder(s) of the Subject Shares, to, subject to Section 1.03 hereof, be present at the applicable meeting(s) of stockholders and to vote the Subject Shares (i) in favor of the Merger, the Merger Agreement and otherwise in favor of the transactions contemplated by the Merger Agreement as such Merger Agreement may be modified or amended from time to time and (ii) against any action or agreement that would impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the Offer, including, but not limited to, any agreement or arrangement related to a Competing Transaction.

         SECTION 1.03 Proxy. Stockholder hereby grants to Purchaser, and to each officer of Parent, a proxy to vote the Subject Shares as indicated in
Section 1.02 hereof. Stockholder intends this proxy to be, and this proxy is, irrevocable and coupled with an interest, and Stockholder will immediately take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to the Subject Shares. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
                  ---------------------------------------------

         Stockholder represents and warrants to Parent and Purchaser as follows:

         SECTION 2.01 Valid Title. Stockholder is the record or beneficial owner of the Subject Shares set forth on the signature page hereto with no encumbrances against, and no restrictions on rights of disposition pertaining thereto, except for any applicable restrictions on transfer under the Securities Act.

         SECTION 2.02 Authority; Non-Contravention. Stockholder has the requisite power and authority or legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person) on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and (assuming the due authorization, execution and delivery by Parent and Purchaser of this Agreement) constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Stockholder will not, require consent under, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of Stockholder's properties or assets under, any provision of applicable Law or of any agreement, judgment, injunction, order, decree or other instrument binding on Stockholder. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Authority is required by or with respect to Stockholder in connection with Stockholder's execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, under the Exchange Act and the rules and regulations thereunder and state securities or "blue sky" laws.

         SECTION 2.03 Total Shares. As of the date hereof, the number of Shares set forth on the signature page hereto are the only Shares beneficially owned and/or owned of record by Stockholder on the date of this Agreement. Other than the Subject Shares and Company Options, if any, set forth on the signature page hereto, Stockholder does not own of record or beneficially any securities of or options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

         SECTION 2.04 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Parent, Purchaser, the Company or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

         SECTION 2.05 No Other Proxy. None of the Subject Shares are subject to any voting agreement or trust or proxy on the date of this Agreement, except pursuant to this Agreement.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                              PARENT AND PURCHASER
                              --------------------

         Parent and Purchaser represent and warrant to Stockholder as follows:

         SECTION 3.01 Corporate Power and Authority. Parent and Purchaser each have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Purchaser. This Agreement has been duly executed and delivered by each of Parent and Purchaser and constitutes a valid and binding obligation of each of Parent and Purchaser, respectively, enforceable against each of them in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

         SECTION 3.02 Non-Contravention. The execution and delivery of this Agreement by Parent and Purchaser does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by them will not, require consent under, conflict with or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any of either of their organizational documents, any provision of applicable Law or of any agreement, judgment, injunction, order, decree or other instrument binding upon either of them. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Authority is required by or with respect to Parent or Purchaser in connection with their respective execution and delivery of this Agreement or the consummation by either of them of the transactions contemplated by this Agreement, except for applicable requirements, if any, under the Exchange Act and the rules and regulations thereunder and state securities or "blue sky" laws.


                                   ARTICLE IV

                            COVENANTS OF STOCKHOLDER
                            ------------------------

         SECTION 4.01 Covenants of Stockholder. Stockholder covenants and agrees with and for the benefit of Parent and Purchaser as follows:

         (a) Except as expressly contemplated by the terms of this Agreement, Stockholder shall not:

                  (i) until the Expiration Date, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person, other than Purchaser or Purchaser's designee. Any attempted transfer or other disposition in violation of this Section 4.01(a)(i) shall be null and void;

                  (ii) until the Expiration Date, enter into, or otherwise subject the Subject Shares to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Subject Shares; or

                  (iii) until the Expiration Date, take any other action that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated to be performed by Stockholder hereunder.

         (b) Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, and to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that Stockholder may have with respect to the Subject Shares. Stockholder agrees not to take or commence any action or proceeding challenging in any respect this Agreement, the Merger, the Offer or any of the transactions contemplated hereby or thereby.

         (c) Until the Expiration Date, Stockholder shall not, and shall cause its agents and representatives not to, directly or indirectly, take any actions prohibited by Section 6.05 of the Merger Agreement; provided, however, that nothing herein shall prevent Stockholder or any of Stockholder's agents or representatives from acting in its capacity as a director or officer of the Company, or taking any action in such capacity (including at the direction of the Company's Board of Directors) as and to the extent permitted by the Merger Agreement.

         SECTION 4.02 Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents, forms of proxy and other instruments as may be necessary for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Subject Shares as contemplated by Section 1.03 hereof. Additionally, Stockholder shall make any filings with Governmental Authorities required in connection with the transactions contemplated by this Agreement, including any amendments to any Schedule 13-D or 13-G filed under the Exchange Act. Parent and Purchaser agree to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.


                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         SECTION 5.01 Representations. The representations and warranties made in this Agreement are made as of the date hereof and shall (i) survive the termination of this Agreement for a period of one year in the event that this Agreement is terminated pursuant to clause (y) or clause (z) of the definition of "Expiration Date" set forth in Section 5.15 hereof or (ii) terminate at the Effective Time.

         SECTION 5.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.02):

         if to Parent or Purchaser:

                  Corporate Secretary
                  Crane Co.
                  100 First Stamford Place
                  Stamford, CT 06902
                  Facsimile: (203) 363-7350
         with a copy (which shall not constitute notice) to:

                  Stephen R. Connoni, Esq.
                  Janice C. Hartman, Esq.
                  Kirkpatrick & Lockhart LLP
                  Henry W. Oliver Building
                  535 Smithfield Street
                  Pittsburgh, PA 15222
                  Facsimile: (412) 355-6501


         if to Stockholder:    [                       ]


         with a copy (which shall not constitute notice) to:

                  Roger D. Feldman, Esq.
                  Fish & Richardson P.C.
                  225 Franklin Street
                  Boston, MA 02110
                  Facsimile: (617) 542-8906

         SECTION 5.03 Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 5.04 Stop Transfer Restriction. In furtherance of this Agreement, Stockholder shall and hereby does authorize Purchaser's counsel to notify the Company's transfer agent that there is a stop transfer restriction with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares).

         SECTION 5.05 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 5.06 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination by a court of competent jurisdiction that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         SECTION 5.07 Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 5.08 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 5.9 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 5.10 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the City of Wilmington.

         SECTION 5.11 Consent to Jurisdiction.
                      -----------------------

         (a) EACH OF PARENT, PURCHASER AND STOCKHOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF PARENT, PURCHASER AND STOCKHOLDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY DELAWARE STATE OR FEDERAL COURT SITTING IN THE CITY OF WILMINGTON. EACH OF PARENT, PURCHASER AND STOCKHOLDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN SUCH ACTION OR PROCEEDING IN SUCH FORUM. EACH OF PARENT, PURCHASER AND STOCKHOLDER AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         (b) EACH OF PARENT, PURCHASER AND STOCKHOLDER IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS

TO SUCH PARTY. NOTHING IN THIS SECTION 5.11 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 5.12 Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation". References to the "Company" include the Subsidiaries of the Company unless the context clearly requires otherwise. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to April 16, 2003. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that in no event will Parent or Purchaser, on the one hand, or Stockholder, on the other, be considered an affiliate of the other such party(ies).

         SECTION 5.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 5.15 Termination. This Agreement shall automatically terminate on the Expiration Date. The term "Expiration Date" means the earliest of (x) the Effective Time, (y) the date, if any, on which the parties hereto shall, by mutual written consent, agree to terminate this Agreement or (z) the due termination of the Merger Agreement in accordance with its express terms.

         SECTION 5.16 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder's capacity as a record holder and beneficial owner of the Subject Shares; (b) nothing in this Agreement shall be construed to limit or affect any action or inaction by Stockholder or any agent or representative of Stockholder, in either case serving on the Company's board of directors solely acting in such person's capacity as a director or fiduciary of the Company; and (c) Stockholder shall have no liability to Parent, Purchaser or any of their respective affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder, or any agent or representative, as applicable, of Stockholder, in either case serving on the Company's board of directors solely acting in such person's capacity as a director or fiduciary of the Company.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, Parent, Purchaser and Stockholder have caused this Agreement to be executed as of the date first written above.


                                     CRANE CO.


                                     By:
                                        ----------------------------

                                     Name:
                                          --------------------------

                                     Title:
                                           -------------------------


                                     STC MERGER CO.


                                     By:
                                        ----------------------------

                                     Name:
                                          --------------------------

                                     Title:
                                           -------------------------


                                     -------------------------------
                                     Stockholder's Signature

                                     Printed Name:
                                                  ------------------


         Shares Owned:
         Company Options Owned: